Exhibit 99.1

NEWS RELEASE

For Immediate Release
October 23, 2013

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Record Quarterly Earnings

Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ:CHCO), a $3.4 billion bank holding company headquartered in Charleston, today announced third quarter net income per diluted share of $0.88 and net income of $14.0 million. Compared to the third quarter of 2012, earnings per share increased 23.6% while net income increased 31.8%.  For the third quarter of 2013, the Company achieved a return on assets of 1.65%, a return on tangible equity of 18.5%, a net interest margin of 4.47%, and an efficiency ratio of 52.1%.

The Company’s earnings increased in the third quarter of 2013 primarily due to the acquisitions of Virginia Savings Bank in the second quarter of 2012 and the acquisition of Community Financial Corporation (“Community Bank”) in the first quarter of 2013.  Net interest income increased $1.1 million from the second quarter of 2013 due to accelerated accretion income from acquired loans paying down and paying off more quickly than initially expected.  Accretion income included $2.4 million related to certain credit impaired loans that paid off during the third quarter of 2013 unexpectedly.  The Company’s net interest margin improved from 4.35% for the second quarter of 2013 to 4.47% for the third quarter of 2013 as a result of the additional accretion income.

City’s CEO Charles Hageboeck stated that “We continue to be very pleased with the results from our acquisitions of Virginia Savings Bank and Community Bank, especially with our success in resolving problem loans associated with these acquisitions.  Primarily as a result of our efforts to effectively workout a number of these problem loans, our past due loans and other asset quality indicators continue to show improvement.  While there is still work to be done in regards to credit-impaired loans, particularly those associated with Community Bank, we are pleased with our progress in resolving these acquired loans.”

“City’s net interest margin continues to be a source of strength, with a reported net interest margin of 4.47% for the third quarter of 2013.  After adjustment for the positive benefits of accretion relating to our acquisitions, our net interest margin would have been 3.78% for the third quarter of 2013 compared to 3.80% for the third quarter of 2012.  We are very pleased to report this increase in spite of the loss of over $50 million of high yielding trust preferred securities and the continuation of historic low interest rates.  In addition, we anticipate solid commercial loan growth in the fourth quarter of 2013.”

“As a result of these successes and many others during the quarter, the Company’s quarterly earnings per diluted share of $0.88 represent a new record for City.  In addition, our capital levels continue to increase with our tangible capital growing to 9.1% at September 30, 2013” Hageboeck concluded.

Net Interest Income

The Company’s tax equivalent net interest income increased $1.1 million, or 3.4%, from $31.5 million during the second quarter of 2013 to $32.5 million during the third quarter of 2013.  This increase is due to an increase in the accretion related to the acquisitions of Virginia Savings and Community Bank.  The Company’s reported net interest margin increased from 4.35% for the second quarter of 2013 to 4.47% for the third quarter of 2013.  Excluding the favorable impact of the accretion from the fair value adjustments ($5.0 million for the quarter ended September 30, 2013 and $3.5 million for the quarter ended June 30, 2013), the net interest margin would have been 3.78% for the quarter ended September 30, 2013 and 3.86% for the quarter ended June 30, 2013.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned decreased from 1.33% at June 30, 2013 to 1.15% at September 30, 2013.  Excluded from this ratio are purchased credit-impaired loans in which the Company estimated cash flows and estimated a credit mark.  These loans are considered performing loans provided that the loan is performing in accordance with the estimated expectations.  Such loans would be considered nonperforming loans if the loan’s performance deteriorates below the initial expectations.  Total past due loans decreased from $22.6 million, or 0.89% of total loans outstanding, at June 30, 2013 to $18.4 million, or 0.72% of total loans outstanding, at September 30, 2013.  Acquired past due loans represent approximately 61% of total past due loans and have declined $0.9 million, or 7.8%, since June 30, 2013.  In accordance with regulatory guidance issued in the third quarter of 2012, the Company classifies loans in which the borrower has filed Chapter 7 bankruptcy with the debt discharged by the bankruptcy court and the loan not reaffirmed by the borrower to be troubled debt restructured loans (“TDR’s”).  Since the time of this change, TDR’s have increased from $21.5 million at September 30, 2012 to $24.8 million at September 30, 2013.  More than 90% of these loans are current with interest and principal payments.

As a result of the Company’s quarterly analysis of the adequacy of the Allowance for Loan Losses (“ALLL”), the Company recorded a provision for loan losses of $1.2 million in the third quarter of 2013, compared to $1.0 for the comparable period in 2012 and $2.0 million for the second quarter of 2013.  During the third quarter of 2013, the Company recovered $0.5 million from loans that had previously been charged-off, which had a positive impact on the allowance for loan losses at September 30, 2013.  Changes in the amount of the allowance for loan losses and the related provision are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

2

Non-interest Income

Excluding investment security transactions, non-interest income increased $0.9 million to $14.5 million in the third quarter of 2013 as compared to $13.6 million in the third quarter of 2012.  Service charges increased $0.4 million, or 6.2%, to $7.2 million while bankcard revenues increased $0.4 million, or 11.5%, to $3.5 million.  These increases were primarily due to the acquisition of Community Bank.

Non-interest Expenses

Non-interest expenses increased $2.8 million, from $21.8 million in the third quarter of 2012 to $24.7 million in the third quarter of 2013.  This increase was primarily related to higher salaries and employee benefits ($1.6 million) and repossessed asset losses ($0.5 million).  Salaries and employee benefits increased due to the acquisition of Community Bank ($1.0 million) and higher incentive compensation accruals ($0.2 million).  Repossessed asset losses were based on updated appraisals.  The Company continually re-evaluates the estimated fair value of properties that have been repossessed by obtaining updated appraisals on at least an annual basis.  In addition, occupancy and equipment expense increased $0.3 million and depreciation increased $0.3 million.  These increases were also primarily attributable to the acquisition of Community Bank.  Overall expense increases associated with the acquisitions of Virginia Savings and Community Bank have continued to be in line with the Company’s expectations.

Balance Sheet Trends

Loans increased $31.1 million (1.2%) from June 30, 2013 to $2.56 billion at September 30, 2013.  Residential real estate loans increased $18.7 million (1.6%), commercial and industrial (“C&I”) loans increased $12.9 million (9.3%) and home equity loans increased $2.5 million (1.8%).  These increases were partially offset by a decrease in consumer loans ($3.5 million, or 6.4%).  The Company strategically decided to reduce consumer loans due to the acquisition of a portfolio of indirect auto loans with unsatisfactory credit quality metrics associated with Community Bank.

Total average depository balances declined $16.6 million, or 0.6%, from the quarter ended June 30, 2013 to the quarter ended September 30, 2013.  Time deposits decreased $10.0 million and interest-bearing deposits decreased $7.7 million.

Income Tax Expense

The Company’s effective income tax rate for the third quarter of 2013 was 33.6% compared to 34.3% for the year ended December 31, 2012, and 34.3% for the quarter ended September 30, 2012.  The effective rate is based upon the Company’s expected tax rate for the year ending December 31, 2013.

3

Capitalization and Liquidity

The Company’s loan to deposit ratio was 91.1% and the loan to asset ratio was 75.3% at September 30, 2013.  The Company maintained investment securities totaling 10.2% of assets as of this date.  The Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 50.3% of assets at September 30, 2013.  Time deposits fund 32.3% of assets at September 30, 2013, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company is strongly capitalized. The Company’s tangible equity ratio was 9.1% at September 30, 2013 compared to 9.4% at December 31, 2012 despite the acquisition of Community Bank which lowered this ratio to 8.61% at March 31, 2013.  At September 30, 2013, City National Bank’s Leverage Ratio is 9.09%, its Tier I Capital ratio is 12.21%, and its Total Risk-Based Capital ratio is 13.06%.  These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On September 25, 2013, the Board approved a quarterly cash dividend of $0.37 cents per share payable October 31, 2013, to shareholders of record as of October 15, 2013.

City Holding Company is the parent company of City National Bank of West Virginia.  City National operates 83 branches across West Virginia, Virginia, Kentucky and Ohio.

4

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers; (5) the Company may be unable to manage its expense levels; (6) the Company may have difficulty retaining key employees; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (10) the Company may experience difficulties growing loan and deposit balances; (11) the current economic environment poses significant challenges for us and could adversely affect our  financial condition and results of operations; (12) continued deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; (13) the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) recently adopted by the United States Congress and (14) the integration of the operations of City Holding and Community Financial may be more difficult than anticipated. Forward-looking statements made herein reflect management’s expectations as of the date such statements are made.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.  Further, the Company is required to evaluate subsequent events through the filing of its September 30, 2013 Form 10-Q.  The Company will continue to evaluate the impact of any subsequent events on the preliminary September 30, 2013 results and will adjust the amounts if necessary.

5

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended September 30,		Percent
	2013	2012	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$32,531	$25,060	29.81%
Net Income available to common shareholders	13,975	10,607	31.75%
Earnings per Basic Share	0.89	0.71	24.37%
Earnings per Diluted Share	0.88	0.71	23.63%

Key Ratios (percent):
Return on Average Assets	1.65%	1.47%	12.22%
Return on Average Tangible Equity	18.53%	16.20%	14.38%
Net Interest Margin	4.47%	3.95%	13.13%
Efficiency Ratio	52.09%	56.40%	(7.64)%
Average Shareholders' Equity to Average Assets	11.14%	11.32%	(1.65)%

Consolidated Risk Based Capital Ratios (a):
Tier I	12.66%	12.89%	(1.78)%
Total	13.52%	13.79%	(1.96)%

Tangible Equity to Tangible Assets	9.08%	9.29%	(2.18)%

Common Stock Data:
Cash Dividends Declared per Share	$0.37	$0.35	5.71%
Book Value per Share	24.03	22.14	8.55%
Tangible Book Value per Share	19.17	17.75	8.02%
Market Value per Share:
High	46.13	36.43	26.63%
Low	40.04	32.37	23.69%
End of Period	43.24	35.84	20.65%

Price/Earnings Ratio (b)	12.18	12.56	(2.99)%

	Nine Months Ended September 30,		Percent
	2013	2012	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$93,740	$72,829	28.71%
Net Income available to common shareholders	34,969	28,049	24.67%
Earnings per Basic Share	2.23	1.89	17.76%
Earnings per Diluted Share	2.21	1.88	17.15%

Key Ratios (percent):
Return on Average Assets	1.38%	1.33%	3.95%
Return on Average Tangible Equity	15.87%	14.26%	11.28%
Net Interest Margin	4.33%	3.95%	9.78%
Efficiency Ratio	56.71%	58.59%	(3.21)%
Average Shareholders' Equity to Average Assets	10.94%	11.45%	(4.41)%

Common Stock Data:
Cash Dividends Declared per Share	$1.11	$1.05	5.71%
Market Value per Share:
High	46.13	37.16	24.14%
Low	36.07	30.96	16.51%

Price/Earnings Ratio (b)	14.55	14.20	2.45%

(a) September 30, 2013 risk-based capital ratios are estimated
(b) September 30, 2013 price/earnings ratio computed based on annualized third quarter 2013 earnings

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Book Value and Market Price Range per Share
					Market Price
	Book Value per Share				Range per Share
	March 31	June 30	September 30	December 31	Low	High

2007	$17.62	$17.40	$17.68	$18.14	$31.16	$41.54
2008	18.92	18.72	17.61	17.58	29.08	42.88
2009	17.69	18.24	18.95	19.37	20.88	34.34
2010	19.71	20.02	20.31	20.31	26.87	38.03
2011	20.39	20.58	20.86	21.05	26.06	37.22
2012	21.46	21.63	22.14	22.47	30.96	37.16
2013	23.27	23.52	24.03		36.07	46.13

Earnings per Basic Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2007	$0.76	$0.72	$0.76	$0.78	$3.02
2008	0.81	0.83	(0.16)	0.26	1.74
2009	0.69	0.64	0.66	0.70	2.69
2010	0.59	0.68	0.58	0.64	2.48
2011	0.62	0.65	0.77	0.65	2.68
2012	0.68	0.50	0.71	0.73	2.63
2013	0.51	0.83	0.89		2.23

Earnings per Diluted Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2007	$0.76	$0.72	$0.76	$0.78	$3.01
2008	0.80	0.83	(0.16)	0.26	1.74
2009	0.69	0.64	0.66	0.70	2.68
2010	0.58	0.68	0.58	0.64	2.47
2011	0.62	0.64	0.76	0.65	2.67
2012	0.67	0.50	0.71	0.73	2.61
2013	0.51	0.82	0.88		2.21

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended September 30,
	2013	2012

Interest Income
Interest and fees on loans	$32,983	$24,633
Interest on investment securities:
Taxable	2,392	3,438
Tax-exempt	299	346
Interest on federal funds sold	-	15
Total Interest Income	35,674	28,432

Interest Expense
Interest on deposits	3,068	3,312
Interest on short-term borrowings	82	79
Interest on long-term debt	154	166
Total Interest Expense	3,304	3,557
Net Interest Income	32,370	24,875
Provision for loan losses	1,154	975
Net Interest Income After Provision for Loan Losses	31,216	23,900

Non-Interest Income
Total investment securities impairment losses	-	(272)
Noncredit impairment losses recognized in other comprehensive income	-	-
Net investment securities impairment losses	-	(272)
Gains on sale of investment securities	-	730
Net investment securities gains	-	458

Service charges	7,169	6,751
Bankcard revenue	3,468	3,110
Insurance commissions	1,365	1,439
Trust and investment management fee income	939	912
Bank owned life insurance	805	738
Other income	734	671
Total Non-Interest Income	14,480	14,079

Non-Interest Expense
Salaries and employee benefits	12,930	11,295
Occupancy and equipment	2,409	2,126
Depreciation	1,437	1,175
FDIC insurance expense	500	405
Advertising	712	674
Bankcard expenses	680	720
Postage, delivery, and statement mailings	541	529
Office supplies	416	407
Legal and professional fees	591	611
Telecommunications	721	433
Repossessed asset (gains)/losses, net of expenses	896	429
Merger related expenses	(73)	157
Other expenses	2,905	2,885
Total Non-Interest Expense	24,665	21,846
Income Before Income Taxes	21,031	16,133
Income tax expense	7,056	5,526
Net Income Available to Common Shareholders	$13,975	$10,607

Distributed earnings allocated to common shareholders	$5,767	$5,150
Undistributed earnings allocated to common shareholders	8,081	5,373
Net earnings allocated to common shareholders	$13,848	$10,523

Average common shares outstanding	15,608	14,751
Effect of dilutive securities:
Employee stock options and warrants	182	83
Shares for diluted earnings per share	15,790	14,834

Basic earnings per common share	$0.89	$0.71
Diluted earnings per common share	$0.88	$0.71
Dividends declared per common share	$0.37	$0.35

Comprehensive Income	$13,342	$12,719

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Nine months ended September 30,
	2013	2012

Interest Income
Interest and fees on loans	$94,693	$70,843
Interest on investment securities:
Taxable	7,774	11,345
Tax-exempt	935	1,101
Interest on federal funds sold	22	38
Total Interest Income	103,424	83,327

Interest Expense
Interest on deposits	9,490	10,363
Interest on short-term borrowings	232	229
Interest on long-term debt	464	499
Total Interest Expense	10,186	11,091
Net Interest Income	93,238	72,236
Provision for loan losses	4,903	4,600
Net Interest Income After Provision for Loan Losses	88,335	67,636

Non-Interest Income
Total investment securities impairment losses	-	(878)
Noncredit impairment losses recognized in other comprehensive income	-	302
Net investment securities impairment losses	-	(576)
Gains on sale of investment securities	93	1,530
Net investment securities gains	93	954

Service charges	20,601	19,296
Bankcard revenue	10,117	9,305
Insurance commissions	4,563	4,782
Trust and investment management fee income	2,893	2,662
Bank owned life insurance	2,416	2,228
Other income	2,376	1,762
Total Non-Interest Income	43,059	40,989

Non-Interest Expense
Salaries and employee benefits	38,519	32,207
Occupancy and equipment	7,381	6,038
Depreciation	4,289	3,371
FDIC insurance expense	1,352	1,184
Advertising	2,266	1,993
Bankcard expenses	2,173	2,035
Postage, delivery, and statement mailings	1,698	1,565
Office supplies	1,320	1,258
Legal and professional fees	1,561	1,349
Telecommunications	1,631	1,209
Repossessed asset losses, net of expenses	718	1,200
Merger related expenses	5,455	4,335
Other expenses	9,664	8,382
Total Non-Interest Expense	78,027	66,126
Income Before Income Taxes	53,367	42,499
Income tax expense	18,398	14,450
Net Income Available to Common Shareholders	$34,969	$28,049

Distributed earnings allocated to common shareholders	$17,302	$15,451

Undistributed earnings allocated to common shareholders	17,349	12,375

Net earnings allocated to common shareholders	$34,651	$27,826

Average common shares outstanding	15,545	14,700
Effect of dilutive securities:
Employee stock options and warrants	168	83
Shares for diluted earnings per share	15,713	14,783

Basic earnings per common share	$2.23	$1.89
Diluted earnings per common share	$2.21	$1.88
Dividends declared per common share	$1.11	$1.05

Comprehensive Income	$30,218	$31,591

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Equity
(Unaudited) ($ in 000s)

	Three Months Ended
	September 30, 2013	September 30, 2012

Balance at July 1	$368,891	$320,622

Net income	13,975	10,607
Other comprehensive income:
Change in unrealized loss on securities available-for-sale	(633)	2,112
Cash dividends declared ($0.37/share) and ($0.35/share), respectively	(5,820)	(5,196)
Issuance of stock award shares, net	260	214
Exercise of 44,455 stock options	1,369	-
Exercise of 2,000 stock options	-	56
Balance at September 30	$378,042	$328,415

	Nine Months Ended
	September 30, 2013	September 30, 2012

Balance at January 1	$333,274	$311,134

Net income	34,969	28,049
Other comprehensive income:
Change in unrealized gain (loss) on securities available-for-sale	(4,751)	3,542
Cash dividends declared ($1.11/share) and ($1.05/share), respectively	(17,686)	(15,532)
Issuance of stock award shares, net	962	870
Acquisition of Community Financial Corporation	28,508	-
Acquisition of Virgina Savings Bancorp	-	7,723
Exercise of 107,140 stock options	2,766	-
Exercise of 18,899 stock options	-	544
Purchase of 237,535 common shares of treasury	-	(7,915)
Balance at September 30	$378,042	$328,415

CITY HOLDING COMPANY AND SUBSIDIARIES
Condensed Consolidated Quarterly Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2013	2013	2013	2012	2012

Interest income	$35,674	$34,724	$33,026	$28,884	$28,432
Taxable equivalent adjustment	161	167	174	183	185
Interest income (FTE)	35,835	34,891	33,200	29,067	28,617
Interest expense	3,304	3,427	3,455	3,360	3,557
Net interest income	32,531	31,464	29,745	25,707	25,060
Provision for loan losses	1,154	2,011	1,738	1,775	975
Net interest income after provision
for loan losses	31,377	29,453	28,007	23,932	24,085

Noninterest income	14,480	14,252	14,326	14,266	14,079
Noninterest expense	24,665	23,959	29,403	21,273	21,846
Income before income taxes	21,192	19,746	12,930	16,925	16,318
Income tax expense	7,056	6,573	4,769	5,848	5,526
Taxable equivalent adjustment	161	167	174	183	185
Net income available to common shareholders	$13,975	$13,006	$7,987	$10,894	$10,607

Distributed earnings allocated to common shareholders	$5,767	$5,751	$5,747	$5,151	$5,150
Undistributed earnings allocated to common shareholders	8,081	7,139	2,175	5,658	5,373
Net earnings allocated to common shareholders	$13,848	$12,890	$7,922	$10,809	$10,523

Average common shares outstanding	15,608	15,582	15,473	14,755	14,751

Effect of dilutive securities:
Employee stock options	182	170	154	82	83

Shares for diluted earnings per share	15,790	15,752	15,627	14,837	14,834

Basic earnings per common share	$0.89	$0.83	$0.51	$0.73	$0.71
Diluted earnings per common share	0.88	0.82	0.51	0.73	0.71

Cash dividends declared per share	0.37	0.37	0.37	0.35	0.35

Net Interest Margin	4.47%	4.35%	4.18%	3.99%	3.95%

Interest Income from Accretion Related to Fair Value Adjustments Recorded as a Result of Acquisition	$5,046	$3,517	$2,181	$1,658	$936

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-Interest Income and Non-Interest Expense
(Unaudited) ($ in 000s)

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2013	2013	2013	2012	2012

Non-Interest Income:
Service charges	$7,169	$6,897	$6,535	$7,113	$6,750
Bankcard revenue	3,468	3,450	3,199	3,101	3,111
Insurance commissions	1,365	1,358	1,840	1,289	1,439
Trust and investment management fee income	939	964	990	1,112	912
Bank owned life insurance	805	799	812	754	738
Other income	734	775	866	897	671
Subtotal	14,480	14,243	14,242	14,266	13,621
Total investment securities impairment losses	-	-	-	-	(272)
Noncredit impairment losses recognized in other
comprehensive income	-	-	-	-	-
Net investment securities impairment losses	-	-	-	-	(272)
Gain (loss) on sale of investment securities	-	9	84	-	730
Total Non-Interest Income	$14,480	$14,252	$14,326	$14,266	$14,079

Non-Interest Expense:
Salaries and employee benefits	$12,930	$12,640	$12,949	$11,301	$11,295
Occupancy and equipment	2,409	2,500	2,472	2,147	2,126
Depreciation	1,437	1,453	1,399	1,234	1,175
FDIC insurance expense	500	341	511	407	405
Advertising	712	819	735	596	674
Bankcard expenses	680	766	727	628	720
Postage, delivery and statement mailings	541	552	605	514	529
Office supplies	416	463	441	412	407
Legal and professional fees	591	535	435	437	611
Telecommunications	721	465	445	405	433
Repossessed asset (gains) losses, net of expenses	896	(23)	(155)	146	429
Merger related expenses	(73)	65	5,540	373	157
Other expenses	2,905	3,383	3,299	2,673	2,885
Total Non-Interest Expense	$24,665	$23,959	$29,403	$21,273	$21,846

Employees (Full Time Equivalent)	924	931	932	843	836
Branch Locations	83	83	83	73	73

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)
	September 30	December 31
	2013	2012
	(Unaudited)
Assets
Cash and due from banks	$164,915	$58,718
Interest-bearing deposits in depository institutions	14,706	16,276
Federal funds sold	-	10,000
Cash and cash equivalents	179,621	84,994

Investment securities available-for-sale, at fair value	329,247	377,122
Investment securities held-to-maturity, at amortized cost	3,994	13,454
Other securities	13,344	11,463
Total investment securities	346,585	402,039

Gross loans	2,558,456	2,146,369
Allowance for loan losses	(20,606)	(18,809)
Net loans	2,537,850	2,127,560

Bank owned life insurance	91,249	81,901
Premises and equipment, net	82,194	72,728
Accrued interest receivable	8,108	6,692
Net deferred tax assets	45,183	32,737
Intangible assets	76,420	65,057
Other assets	29,477	43,758
Total Assets	$3,396,687	$2,917,466

Liabilities
Deposits:
Noninterest-bearing	$498,245	$429,969
Interest-bearing:
Demand deposits	604,047	553,132
Savings deposits	606,513	506,869
Time deposits	1,098,730	919,346
Total deposits	2,807,535	2,409,316
Short-term borrowings
Customer repurchase agreements	150,943	114,646
Long-term debt	16,495	16,495
Other liabilities	43,672	43,735
Total Liabilities	3,018,645	2,584,192

Stockholders' Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	-	-
Common stock, par value $2.50 per share: 50,000,000 shares authorized;
18,499,282 shares issued at September 30, 2013 and December 31, 2012
less 2,769,192 and 3,665,999 shares in treasury, respectively	46,249	46,249
Capital surplus	107,274	103,524
Retained earnings	326,553	309,270
Cost of common stock in treasury	(95,861)	(124,347)
Accumulated other comprehensive loss:
Unrealized gain on securities available-for-sale	(1,178)	3,573
Underfunded pension liability	(4,995)	(4,995)
Total Accumulated Other Comprehensive Loss	(6,173)	(1,422)
Total Stockholders' Equity	378,042	333,274
Total Liabilities and Stockholders' Equity	$3,396,687	$2,917,466

CITY HOLDING COMPANY AND SUBSIDIARIES
Investment Portfolio
(Unaudited) ($ in 000s)

	Original Cost	Credit-Related Net Investment Impairment Losses through September 30, 2013	Unrealized Gains (Losses)	Carrying Value

US Government Agencies	$2,510	$-	$61	$2,571
Mortgage Backed Securities	258,271	-	(1,232)	257,039
Municipal Bonds	41,110	-	740	41,850
Pooled Bank Trust Preferreds	24,360	(20,171)	(1,853)	2,336
Single Issuer Bank Trust Preferreds,
Subdebt of Financial Institutions, and
Bank Holding Company Preferred Stocks	25,137	(1,015)	(1,140)	22,982
Money Markets and Mutual Funds	1,525	-	(18)	1,507
Federal Reserve Bank and FHLB stock	13,344	-	-	13,344
Community Bank Equity Positions	8,194	(4,813)	1,575	4,956
Total Investments	$374,451	$(25,999)	$(1,867)	$346,585

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	September 30	June 30	March 31	December 31	September 30
	2013	2013	2013	2012	2012

Residential real estate (1)	$1,188,841	$1,170,123	$1,149,411	$1,031,435	$1,008,305
Home equity - junior liens	140,887	138,367	138,333	143,110	143,058
Commercial and industrial	151,185	138,299	149,677	108,739	105,027
Commercial real estate (2)	1,022,278	1,023,311	1,001,453	821,970	787,887
Consumer	50,757	54,242	55,274	36,564	38,285
DDA overdrafts	4,508	3,103	2,876	4,551	2,670
Gross Loans	$2,558,456	$2,527,445	$2,497,024	$2,146,369	$2,085,232

Construction loans included in:
(1) - Residential real estate loans	$14,808	$15,889	$16,884	$15,408	$12,787
(2) - Commercial real estate loans	$17,391	$24,726	$26,163	$15,352	$17,072

CITY HOLDING COMPANY AND SUBSIDIARIES
Acquisition Activity - Accretion
(Unaudited) ($ in millions)

The following table presents the actual and forecasted accretion related to the fair value adjustments on net interest income recorded as a result of the Virginia Savings Bancorp (VSB) and Community Financial Corporation (Community) acquisitions.

	VSB		Community
	Loan	Certificates of	Loan	Certificates of
Year Ended:	Accretion(a)	Deposit(a)	Accretion(a)	Deposit(a)	Total

1Q 2013	$985	$178	$858	$160	$2,181
2Q 2013	1,334	122	1,887	174	3,517
3Q 2013	632	121	4,119	174	5,046
Remainder 2013	268	120	1,111	131	1,630
2014	777	537	3,277	294	4,885
2015	541	518	1,848	160	3,067
Thereafter	1,839	497	8,514	47	10,897

a - 3Q 2013 amounts are based on actual results. Remainder 2013, 2014, 2015, and Thereafter amounts are based on estimated amounts.

Note: The amounts reflected in the table above require management to make significant assumptions based on estimated estimated future default, prepayment, and discount rates. Actual performance could be significantly different from that assumed, which could result in the actual results being materially different from the amounts estimated above.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended September 30,
		2013			2012
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio (1):
Residential real estate (2)	$1,315,848	$13,931	4.20%	$1,140,910	$13,000	4.53%
Commercial, financial, and agriculture (3)	1,157,285	16,910	5.80%	880,243	10,069	4.55%
Installment loans to individuals (4), (5)	63,409	1,538	9.62%	49,111	782	6.33%
Previously securitized loans (6)	***	604	***	***	781	***
Total loans	2,536,542	32,983	5.16%	2,070,264	24,632	4.73%
Securities:
Taxable	312,786	2,392	3.03%	372,877	3,438	3.67%
Tax-exempt (7)	29,396	460	6.21%	36,761	532	5.76%
Total securities	342,182	2,852	3.31%	409,638	3,970	3.86%
Deposits in depository institutions	7,798	-	-	7,063	-	-
Federal funds sold	-	-	0.00%	35,487	15	0.17%
Total interest-earning assets	2,886,522	35,835	4.93%	2,522,452	28,617	4.51%
Cash and due from banks	191,116			80,335
Bank premises and equipment	82,708			72,640
Other assets	251,353			232,793
Less: Allowance for loan losses	(20,519)			(19,889)
Total assets	$3,391,180			$2,888,331

Liabilities:
Interest-bearing demand deposits	603,592	179	0.12%	539,189	180	0.13%
Savings deposits	602,827	216	0.14%	497,208	204	0.16%
Time deposits (8)	1,106,352	2,673	0.96%	931,369	2,928	1.25%
Short-term borrowings	127,263	82	0.26%	122,955	79	0.26%
Long-term debt	16,495	154	3.70%	16,495	166	4.00%
Total interest-bearing liabilities	2,456,529	3,304	0.53%	2,107,216	3,557	0.67%
Noninterest-bearing demand deposits	521,114			418,584
Other liabilities	35,854			35,461
Stockholders' equity	377,683			327,070
Total liabilities and
stockholders' equity	$3,391,180			$2,888,331
Net interest income		$32,531			$25,060
Net yield on earning assets			4.47%			3.95%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.
(2) - For 2013, interest income on residential real estate loans includes $0.3 million and $0.3 million of accretion related to the fair value adjustments due to the acquisitions of Virginia Savings Bancorp, Inc. and Community Financial Corporation, respectively. For 2012, interest income on residential real estate loans includes $0.6 million of accretion related to the fair value adjustments due to the acquisition of Virginia Savings Bancorp, Inc.

(3) - For 2013, interest income on commercial, financial, and agriculture loans includes $0.3 million and $3.5 million of accretion related to the fair value adjustments due to the acquisitions of Virginia Savings Bancorp, Inc. and Community Financial Corporation, respectively. For 2012, interest income on commercial, financial and agricultural loans includes $0.3 million of accretion related to the fair value adjustments due to the acquisition of Virginia Savings Bancorp, Inc.

(4) - For 2013, interest income on installment loans to individuals includes $0.1 million and $0.4 million of accretion related to the fair value adjustments due to the acquisitions of Virginia Savings Bancorp, Inc. and Community Financial Corporation, respectively. For 2012, interest income on installment loans to individuals includes less than $0.1 million of accretion related to the fair value adjustments due to the acquisition of Virginia Savings Bancorp, Inc.

(5) Includes the Company’s consumer and DDA overdrafts loan categories.
(6) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(7) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.
(8) - For 2013, interest expense on time deposits includes $0.1 million and $0.2 million in accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp, Inc. and Community Financial Corporation, respectively. For 2012, interest expense on time deposits includes $0.1 million in accretion of the fair value adjustments related to the acquisition of Virginia Savings Bancorp, Inc.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Nine Months Ended September 30,
		2013			2012
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio (1):
Residential real estate (2)	$1,294,671	$41,215	4.26%	$1,101,805	$36,731	4.45%
Commercial, financial, and agriculture (3)	1,145,286	46,755	5.46%	873,295	29,395	4.50%
Installment loans to individuals (4), (5)	65,557	4,755	9.70%	45,756	2,303	6.72%
Previously securitized loans (6)	***	1,968	***	***	2,414	***
Total loans	2,505,514	94,693	5.05%	2,020,856	70,843	4.68%
Securities:
Taxable	329,918	7,774	3.15%	367,800	11,345	4.12%
Tax-exempt (7)	31,378	1,437	6.12%	39,176	1,694	5.78%
Total securities	361,296	9,211	3.41%	406,976	13,039	4.28%
Deposits in depository institutions	8,090	-	-	7,200	-	-
Federal funds sold	17,450	22	0.17%	29,712	38	0.17%
Total interest-earning assets	2,892,350	103,926	4.80%	2,464,744	83,920	4.55%
Cash and due from banks	159,942			75,576
Bank premises and equipment	81,976			68,788
Other assets	257,384			221,661
Less: Allowance for loan losses	(20,030)			(19,599)
Total assets	$3,371,622			$2,811,170

Liabilities:
Interest-bearing demand deposits	606,076	537	0.12%	532,231	531	0.13%
Savings deposits	596,895	645	0.14%	473,626	576	0.16%
Time deposits (8)	1,109,895	8,308	1.00%	905,561	9,256	1.37%
Short-term borrowings	121,677	232	0.25%	119,454	229	0.26%
Long-term debt	16,495	464	3.76%	16,495	499	4.04%
Total interest-bearing liabilities	2,451,038	10,186	0.56%	2,047,367	11,091	0.72%
Noninterest-bearing demand deposits	512,993			408,435
Other liabilities	38,698			33,612
Stockholders' equity	368,893			321,756
Total liabilities and
stockholders' equity	$3,371,622			$2,811,170
Net interest income		$93,740			$72,829
Net yield on earning assets			4.33%			3.95%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.
(2) - For 2013, interest income on residential real estate loans includes $0.8 million and $0.5 million of accretion related to the fair value adjustments due to the acquisitions of Virginia Savings Bancorp, Inc. and Community Financial Corporation, respectively. For 2012, interest income on residential real estate loans includes $0.6 million of accretion related to the fair value adjustments due to the acquisition of Virginia Savings Bancorp, Inc.

(3) - For 2013, interest income on commercial, financial, and agriculture loans includes $2.0 million and $5.4 million of accretion related to the fair value adjustments due to the acquisitions of Virginia Savings Bancorp, Inc. and Community Financial Corporation, respectively. For 2012, interest income on commercial, financial and agricultural loans includes $0.3 million of accretion related to the fair value adjustments due to the acquisition of Virginia Savings Bancorp, Inc.

(4) Includes the Company’s consumer and DDA overdrafts loan categories.
(5) - For 2013, interest income on installment loans to individuals includes $0.1 million and $1.0 million of accretion related to the fair value adjustments due to the acquisitions of Virginia Savings Bancorp, Inc. and Community Financial Corporation, respectively. For 2012, interest income on installment loans to individuals includes less than $0.1 million of accretion related to the fair value adjustments due to the acquisition of Virginia Savings Bancorp, Inc.

(6) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(7) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.
(8) - For 2013, interest expense on time deposits includes $0.4 million and $0.5 million in accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp, Inc. and Community Financial Corporation, respectively. For 2012, interest expense on time deposits includes $0.1 million in accretion of the fair value adjustments related to the acquisition of Virginia Savings Bancorp, Inc.

CITY HOLDING COMPANY AND SUBSIDIARIES
Analysis of Risk-Based Capital
(Unaudited) ($ in 000s)

	September 30	June 30	March 31	December 31	September 30
	2013 (a)	2013	2013	2012	2012

Tier I Capital:
Stockholders' equity	$378,042	$368,891	$365,848	$333,274	$328,415
Goodwill and other intangibles	(76,233)	(74,455)	(75,563)	(64,866)	(64,912)
Accumulated other comprehensive loss	6,173	5,540	1,332	1,422	365
Qualifying trust preferred stock	16,000	16,000	16,000	16,000	16,000
Unrealized loss on AFS securities	(18)	(11)	-	-	-
Excess deferred tax assets	(12,495)	(13,572)	(17,737)	(6,577)	(7,472)
Total tier I capital	$311,470	$302,394	$289,880	$279,254	$272,397

Total Risk-Based Capital:
Tier I capital	$311,470	$302,394	$289,880	$279,254	$272,397
Qualifying allowance for loan losses	20,606	20,069	19,721	18,809	18,986
Unrealized gain on securities	722	686	696	-	-
Total risk-based capital	$332,798	$323,149	$310,297	$298,063	$291,383

Net risk-weighted assets	$2,460,895	$2,450,010	$2,436,022	$2,152,622	$2,112,581

Ratios:
Average stockholders' equity to average assets	11.14%	10.94%	10.74%	11.49%	11.32%
Tangible capital ratio	9.08%	8.90%	8.61%	9.40%	9.29%
Risk-based capital ratios:
Tier I capital	12.66%	12.34%	11.90%	12.97%	12.89%
Total risk-based capital	13.52%	13.19%	12.74%	13.85%	13.79%
Leverage capital	9.43%	9.12%	8.98%	9.82%	9.67%

(a) September 30, 2013 risk-based capital ratios are estimated

CITY HOLDING COMPANY AND SUBSIDIARIES
Intangibles
(Unaudited) ($ in 000s)

	As of and for the Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2013	2013	2013	2012	2012

Intangibles, net	$76,420	$74,642	$75,750	$65,057	$65,103
Intangibles amortization expense	260	260	260	135	135

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Loan Loss Experience
(Unaudited) ($ in 000s)

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2013	2013	2013	2012	2012

Balance at beginning of period	$20,069	$19,721	$18,809	$18,986	$19,452

Charge-offs:
Commercial and industrial	380	330	62	100	9
Commercial real estate	181	419	203	1,744	845
Residential real estate	487	520	591	284	252
Home equity	8	154	116	366	133
Consumer	102	221	3	42	53
DDA overdrafts	415	348	339	394	418
Total charge-offs	1,573	1,992	1,314	2,930	1,710

Recoveries:
Commercial and industrial	30	20	1	19	10
Commercial real estate	635	16	18	190	3
Residential real estate	69	20	48	7	8
Home equity	-	-	-	6	1
Consumer	25	70	147	45	26
DDA overdrafts	197	203	274	711	221
Total recoveries	956	329	488	978	269

Net charge-offs	617	1,663	826	1,952	1,441
Provision for loan losses	1,241	1,834	1,738	1,775	975
(Recovery of) provision for acquired loans	(87)	177	-	-	-
Balance at end of period	$20,606	$20,069	$19,721	$18,809	$18,986

Loans outstanding	$2,558,456	$2,527,445	$2,497,023	$2,146,369	$2,085,232
Average loans outstanding	2,536,542	2,513,883	2,465,336	2,104,483	2,070,264
Allowance as a percent of loans outstanding	0.81%	0.79%	0.79%	0.88%	0.91%
Allowance as a percent of non-performing loans	93.86%	87.14%	82.18%	96.59%	82.61%
Net charge-offs (annualized) as a
percent of average loans outstanding	0.10%	0.26%	0.13%	0.37%	0.28%
Net charge-offs, excluding overdraft deposit
accounts, (annualized) as a percent of average loans outstanding	0.06%	0.24%	0.12%	0.43%	0.24%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Non-Performing Assets
(Unaudited) ($ in 000s)

	September 30	June 30	March 31	December 31	September 30
	2013	2013	2013	2012	2012

Nonaccrual loans	$21,535	$21,847	$23,198	$19,194	$22,586
Accruing loans past due 90 days or more	418	1,185	799	280	397
Total non-performing loans	21,953	23,032	23,997	19,474	22,983
Other real estate owned	7,518	10,837	10,508	8,162	9,017
Total non-performing assets	$29,471	$33,869	$34,505	$27,636	$32,000

Non-performing assets as a percent of loans and
other real estate owned	1.15%	1.33%	1.38%	1.28%	1.53%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Total Past Due Loans
(Unaudited) ($ in 000s)
	Originated
	September 30	June 30	March 31	December 31	September 30
	2013	2013	2013	2012	2012

Residential real estate	$5,414	$6,525	$5,889	$5,748	$4,909
Home equity - junior liens	732	655	858	2,893	2,643
Commercial and industrial	5	234	303	496	25
Commercial real estate	612	2,556	1,503	633	1,271
Consumer	96	103	83	121	136
DDA overdrafts	280	290	337	281	319
Total past due loans	$7,139	$10,363	$8,973	$10,172	$9,303

	Acquired
	September 30	June 30	March 31	December 31	September 30
	2013	2013	2013	2012	2012

Residential real estate	$1,032	$951	$2,037	$-	$-
Home equity - junior liens	23	-	-	-	-
Commercial and industrial	2,166	2,534	7,783	1,004	-
Commercial real estate	7,324	8,019	5,770	1,793	-
Consumer	703	693	864	-	-
DDA overdrafts	-	-	-	-	-
Total past due loans	$11,248	$12,197	$16,454	$2,797	$-

	Total
	September 30	June 30	March 31	December 31	September 30
	2013	2013	2013	2012	2012

Residential real estate	$6,446	$7,476	$7,926	$5,748	$4,909
Home equity - junior liens	755	655	858	2,893	2,643
Commercial and industrial	2,171	2,768	8,086	1,500	25
Commercial real estate	7,936	10,575	7,273	2,426	1,271
Consumer	799	796	947	121	136
DDA overdrafts	280	290	337	281	319
Total past due loans	$18,387	$22,560	$25,427	$12,969	$9,303

Total past due loans as a percent of loans outstanding	0.72%	0.89%	1.02%	0.60%	0.45%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Troubled Debt Restructurings
(Unaudited) ($ in 000s)

	September 30	June 30	March 31	December 31	September 30
	2013	2013	2013	2012	2012

Residential real estate	$20,380	$21,480	$20,136	$18,988	$17,979
Home equity - junior liens	2,772	2,963	3,025	3,743	3,126
Commercial and industrial	91	95	101	101	-
Commercial real estate	1,567	1,791	1,805	734	227
Consumer	-	-	142	142	144
Total	$24,810	$26,329	$25,209	$23,708	$21,476

At September 30, 2012, the Company reclassified $21.1 million of loans as TDRs in accordance with recent regulatory guidance. The regulatory guidance requires loans to be accounted for as collateral-dependent loans when borrowers have filed Chapter 7 bankruptcy, the debt has been discharged by the bankruptcy court and the borrower has not reaffirmed the debt.

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Commercial Loans by Credit Quality Indicator
(Unaudited) ($ in 000s)

	Commercial and Industrial
	September 30	June 30	March 31	December 31	September 30
	2013	2013	2013	2012	2012

Pass	$140,999	$123,406	$136,926	$105,690	$101,798
Special mention	693	3,252	4,866	878	1,066
Substandard	9,057	11,202	7,330	2,171	2,163
Doubtful	436	439	555	-	-
Total	$151,185	$138,299	$149,677	$108,739	$105,027

	Commercial Real Estate
	September 30	June 30	March 31	December 31	September 30
	2013	2013	2013	2012	2012

Pass	$939,942	$933,365	$911,280	$771,617	$734,134
Special mention	23,123	30,769	34,554	15,015	15,831
Substandard	58,720	58,661	53,295	35,338	37,922
Doubtful	493	516	2,324	-	-
Total	$1,022,278	$1,023,311	$1,001,453	$821,970	$787,887

	Total
	September 30	June 30	March 31	December 31	September 30
	2013	2013	2013	2012	2012

Pass	$1,080,941	$1,056,771	$1,048,206	$877,307	$835,932
Special mention	23,816	34,021	39,420	15,893	16,897
Substandard	67,777	69,863	60,625	37,509	40,085
Doubtful	929	955	2,879	-	-
Total	$1,173,463	$1,161,610	$1,151,130	$930,709	$892,914

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Non-Commercial Loans by Payment Performance
(Unaudited) ($ in 000s)
	Performing
	September 30	June 30	March 31	December 31	September 30
	2013	2013	2013	2012	2012

Residential real estate	$1,185,616	$1,167,003	$1,144,952	$1,029,142	$1,005,522
Home equity - junior liens	140,769	138,339	138,275	141,961	141,950
Consumer	50,710	54,210	55,201	36,564	38,274
DDA overdrafts	4,506	3,101	2,874	4,548	2,666
Total	$1,381,601	$1,362,653	$1,341,302	$1,212,215	$1,188,412

	Non-Performing
	September 30	June 30	March 31	December 31	September 30
	2013	2013	2013	2012	2012

Residential real estate	$3,225	$3,120	$4,459	$2,293	$2,783
Home equity - junior liens	118	28	58	1,149	1,108
Consumer	47	32	73	-	11
DDA overdrafts	2	2	1	3	4
Total	$3,392	$3,182	$4,591	$3,445	$3,906

	Total
	September 30	June 30	March 31	December 31	September 30
	2013	2013	2013	2012	2012

Residential real estate	$1,188,841	$1,170,123	$1,149,411	$1,031,435	$1,008,305
Home equity - junior liens	140,887	138,367	138,333	143,110	143,058
Consumer	50,757	54,242	55,274	36,564	38,285
DDA overdrafts	4,508	3,103	2,875	4,551	2,670
Total	$1,384,993	$1,365,835	$1,345,893	$1,215,660	$1,192,318